UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 27, 2001

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

                   Delaware                               US Airways Group, Inc. 54-1194634
          (State of incorporation                   US Airways, Inc.             53-0218143
            of both registrants)                      (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

Item 5.      Other Events

     On July 27, 2001, US Airways Group, Inc. issued two news releases (See Exhibits 99.1 and 99.2 below).

Item 7.      Financial Statements and Exhibits

(c)   Exhibit

Designation                                                  Description
------------                                                    -----------

     99.1                          News release dated July 27, 2001 of US Airways Group, Inc.
     99.2                          News release dated July 27, 2001 of US Airways Group, Inc.

                                                                                 SIGNATURES
                                                                                 --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                                US Airways Group, Inc. (REGISTRANT)

Date: July 27, 2001                                                  By:     /s/ Anita P. Beier
                                                                                Anita P. Beier
                                                                                Vice President and Controller
                                                                                (Chief Accounting Officer)

                                                                                 US Airways, Inc. (REGISTRANT)

Date: July 27, 2001                                                  By:     /s/ Anita P. Beier
                                                                                Anita P. Beier
                                                                                Vice President and Controller
                                                                                (Chief Accounting Officer)

(this space intentionally left blank)

Exhibit 99.1

US AIRWAYS STATEMENT ON DEPARTMENT OF JUSTICE DECISION

     ARLINGTON, Va., July 27, 2001 - US Airways issued the following statement in response to today's decision by the Department of Justice regarding the US Airways-United merger:

     "While disappointed that the merger with United will not go forward, we nevertheless must respect the Justice Department's decision. The merger would have guaranteed jobs for all US Airways employees, ensured continued service to many medium-sized and smaller communities, been beneficial for US Airways' shareholders and created Washington-based DC Air.

     "With today's announcement by the Department of Justice, US Airways and its employees will be moving forward with a plan to address the competitive environment. Details of that plan will be announced soon."

NUMBER: 4118

Exhibit 99.2

US AIRWAYS AND UAL TERMINATE THEIR MERGER AGREEMENT

     ARLINGTON, Va., July 27, 2001 -- US Airways and UAL announced today that they have terminated their merger agreement.

NUMBER: 4119